UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 3, 2013

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 3, 2013, SPX Corporation (the “Company”), SPX Holding, Inc., a subsidiary of the Company, (together with the Company, “SPX”), EGS Electrical Group LLC (“EGS LLC”), and Emerson Electric Co. (“Emerson”), entered into a definitive agreement (the “Agreement”) pursuant to which SPX has agreed to sell its joint venture interest in EGS LLC to Emerson for a cash price equal to $571 million.  The Company announced this action in a press release, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

This sale is subject to normal closing conditions and regulatory approvals and is expected to be completed in the first quarter of 2014.

The foregoing description of the Agreement should be read in conjunction with the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Limited Liability Company Interest Purchase Agreement, dated December 3, 2013, by and among EGS Electrical Group LLC, Emerson Electric Co., SPX Corporation, and SPX Holding, Inc.
99.1	Press release issued December 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: December 4, 2013	By:	/s/ Jeremy W. Smeltser
Jeremy W. Smeltser
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Limited Liability Company Interest Purchase Agreement, dated December 3, 2013, by and among EGS Electrical Group LLC, Emerson Electric Co., SPX Corporation, and SPX Holding, Inc.
99.1	Press release issued December 4, 2013